UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2021

CURRENCYWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Indiana Court, Los Angeles, CA 90291

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nil	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of May 5, 2021, we loaned $400,000 to Fogdog Energy Solutions Inc. pursuant to convertible promissory note. The note bears interest at a rate of 4% per annum and comes due on May 5, 2022. The note may not be prepaid without the written consent of our company.

In the event that, prior to the maturity date of the note, Fogdog consummates a bona fide equity financing, with the principal purpose of raising capital pursuant to which Fogdog issues shares of its capital stock with aggregate gross proceeds of not less than $1,000,000, then the outstanding principal amount due under the note, plus all accrued and unpaid interest, will automatically convert into equity securities of Fogdog being issued in such financing at a price equal to the lesser of (i) eighty percent (80%) of the price of the securities offered in such financing and (ii) $2,222,222 divided by the aggregate number of outstanding common shares of Fogdog immediately prior to such financing.

If the note has not been converted pursuant to such an equity financing prior to the maturity date, then we may, in our sole discretion, elect to convert the outstanding principal amount due under the note, plus all accrued and unpaid interest, into shares at a price equal to $2,222,222 divided by the aggregate number of outstanding common shares of Fogdog immediately prior to such financing.

If Fogdog consummates a change of control at any time while the note remains outstanding and prior to the date of an equity financing, we may in our sole discretion, elect (i) be paid an amount equal to one times (1X) the outstanding principal amount due under the note plus all accrued and unpaid interest in cash, or (ii) be issued the equity securities that we would have received if we have converted on the occurrence of a bona fide equity financing.

In the event that we elect not to complete a further investment into Fogdog upon Fogdog completing the certain agreed upon deliverables and we complete an investment of either debt or equity into a competitive green energy technology company, then Fogdog shall have the right to request that our company deliver the shares that it received from any conversion of this note for cancellation in exchange for Fogdog delivering a promissory note to our company for the full outstanding amount, which promissory note will be repayable in 60 monthly installments and will bear interest at a rate of 8% per annum.

Our chief financial officer, secretary and treasurer, Swapan Kakumanu, is a director, chief financial officer and a shareholder of Fogdog.

Item 7.01 Regulation FD Disclosure.

A news release dated May 5, 2021 is furnished herewith.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Convertible Promissory Note with Fogdog Energy Solutions Inc. dated May 5, 2021.

99.1	News Release dated May 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURRENCYWORKS INC.

/s/ Bruce Elliott
Bruce Elliott
President

May 6, 2021